SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 487-2977

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07: Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on May 15, 2025, the Company’s shareholders voted on the following matters:

1. The approval of an amendment to the Articles of Incorporation with respect to the declassification of the Board of Directors:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,697,647	131,358	110,692	2,971,926

Although the proposal to amend the Articles of Incorporation received the support of a significant majority of the votes cast at the Annual Meeting, the proposal did not receive the required level of support for approval under the Company’s Articles of Incorporation.

2. The election of the following four individuals to serve on the Company’s Board of Directors for the terms indicated and until their successors have been duly elected:

NOMINEES FOR THREE-YEAR TERM	FOR	WITHHELD	BROKER NON-VOTES
Julienne C. Cassarino	8,216,820	1,722,877	2,971,926
Kathleen Chase Curran	8,037,173	1,902,524	2,971,926
Lisa B. DeStefano	8,020,977	1,918,720	2,971,926
Dennis S. Pollack	9,554,828	384,869	2,971,926

3. The ratification of the appointment of Crowe LLP as independent registered public accounting firm of the Company for the year ending December 31, 2025:

FOR	AGAINST	ABSTAIN
12,598,418	103,900	209,305

4. The approval of an advisory, non-binding resolution with respect to executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,179,733	561,435	198,529	2,971,926

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

Date: May 20, 2025	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer